UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                    New Taohuayuan Culture Tourism Co., Ltd.
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             (Exact name of registrant as specified in its charter)


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                 Nevada                                   98-0440893
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


   1# Dongfeng Road, Xi'an Weiyang Tourism Development District, Xi'an, China
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    (Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class          Name of each exchange on which
          to be so registered          each class is to be registered
          -------------------          ------------------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration statement file number to which is form relates:
333-121187 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
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                                (Title of class)



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                                (Title of class)


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Item 1.   Description of Registrant's Securities to be Registered.

            Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available. In the event of liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Item 2. Exhibits


Number       Description
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  3.2        Bylaws                        Incorporated by reference to the
                                           same exhibit filed with the Company's
                                           registration statement on Form SB-2
                                           (File No. 333-121187)

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


(Registrant)      New Taohuayuan Culture Tourism Co., Ltd.
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Date                              May 26, 2006
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By                               /s/  Cai Danmei
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*    Print the name and title of the signing  officer under her  signature.  Cai
     Danmei, Chief Executive Officer